Investor Relations Contact Marlon Nurse, DM Senior VP – Investor Relations 212-564-4700

VERTEX ENERGY ANNOUNCES THIRD QUARTER REVENUE
IMPROVES 64% FROM A YEAR AGO

H&H Organic Volume Jumped over 40%

Overall Volumes of Product Sold up 56% in Third Quarter Year Over Year

Conference Call Today at 9:00 A.M. EST

Houston, TX – November 13, 2014 Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the third quarter and first nine months of 2014.

FINANCIAL HIGHLIGHTS FOR THIRD QUARTER 2014

•	Revenue increased by 64% relative to the third quarter of last year to $76.9 million.

•
Gross profit decreased to $4.1 million in the third quarter of 2014 versus $4.9 million in the third quarter of 2013. The decline was primarily attributed to the decline in the market and costs associated with the Thermal Chemical Extraction Process ("TCEP") turnaround and maintenance.

•
Overall volumes of product sold across the company, which is an important metric for our business as it illustrates our reach into the market, increased by 56% for the third quarter of 2014 vs. the third quarter of 2013.

•	Loss per fully diluted share of $0.08 for the third quarter of 2014 compared to earnings per fully diluted share of $0.12 in the third quarter of 2013.

FINANCIAL HIGHLIGHTS FOR FIRST NINE MONTHS OF 2014

•	Revenue increased in the first nine months of 2014 to $196.3 million compared to $115.2 million in the first nine months of 2013.

•	Gross profit increased to $18.1 million in the first nine months of 2014 from $10.9 million in the first nine months of 2013.

•	Earnings per fully diluted share were $0.24 in the first nine months of 2014 compared to $0.27 per fully diluted share in the first nine months of 2013.

Benjamin P. Cowart, Chairman and CEO of Vertex said, “Despite the impact of the 5% market decline, we are pleased in our ability to manage our spread during the third quarter. There are some key numbers that demonstrate our resolve. Related to the H&H direct street collections business, we managed our spread by lowering our pay-for-oil by 10% year over year while our organic volume grew 41% year over year."

Mr. Cowart continued, “The third quarter was impacted by both strategic internal decisions as well as the decline in the market. We took an important step in the quarter to complete some long-term maintenance work on our TCEP plant. This turnaround at TCEP affected our third quarter production there. In addition, we cooperated with the State of Louisiana to complete some necessary stack testing as part of a permit process.

Mr. Cowart concluded, “We continue to work with the Heartland Group and plan on closing that previously disclosed pending acquisition by the end of November. As part of the acquisition, we will be getting both a 17 million gallon refining capacity as well as a well-established 6.8 million gallon collection operation covering a four-state region. The Bango facility in Nevada is now up and operating at nameplate capacity and has met all the requirements to complete the closing of this acquisition which we anticipate closing.”

CONFERENCE CALL

Management will host a conference call today at 9:00 a.m. EST. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.  and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section of the company’s website at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until November 30, 2014, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13594240.

See financial statements below

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$1,229,746	$2,678,628
Accounts receivable, net	21,675,824	11,714,813
Note receivable-related party	11,458,000	—
Inventory	19,001,712	8,540,459
Prepaid expenses	2,162,046	1,161,721
Total current assets	55,527,328	24,095,621

Noncurrent assets
Other assets	2,797,842	—
Fixed assets, at cost	49,318,232	16,109,179
Accumulated depreciation	(1,647,153)	(1,018,003)
Fixed assets, net	47,671,079	15,091,176
Intangible assets, net	16,327,341	15,172,816
Goodwill	4,922,353	4,502,743
Deferred federal income tax	5,684,000	5,684,000
Total noncurrent assets	77,402,615	40,450,735
TOTAL ASSETS	$132,929,943	$64,546,356

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,059,176	$14,096,185
Capital leases	605,442	—
Current portion of long-term debt	40,781,399	1,956,847
Total current liabilities	64,446,017	16,053,032
Long-term liabilities
Long-term debt	2,040,598	6,558,851
Contingent consideration	3,371,836	3,220,250
Deferred federal income tax	378,000	378,000
Total liabilities	70,236,451	26,210,133
Commitments and contingencies

EQUITY
Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 authorized and 630,419 and 1,319,002 issued
and outstanding at September 30, 2014 and December 31,
2013, respectively	630	1,319
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 25,414,156 and 21,205,609
issued and outstanding at September 30, 2014 and
December 31, 2013, respectively	25,414	21,206
Additional paid-in capital	39,191,567	19,579,732
Retained earnings	23,475,881	17,542,004
Total Vertex Energy, Inc. stockholders' equity	62,693,492	37,144,261
Non-controlling interest	$—	$1,191,962
Total Equity	$62,693,492	$38,336,223
TOTAL LIABILITIES AND EQUITY	$132,929,943	$64,546,356

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$76,903,516	$46,830,647	$196,332,796	$115,196,850
Cost of revenues	72,846,322	41,945,879	178,252,434	104,287,660
Gross profit	4,057,194	4,884,768	18,080,362	10,909,190

Reduction of contingent liability	(1,876,752)	—	(1,876,752)	(1,850,000)

Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	6,801,396	2,495,748	16,464,402	7,129,673
Acquisition related expenses	259,235	—	2,819,065	—
Total operating expenses	7,060,631	2,495,748	19,283,467	7,129,673

Income (loss) from operations	(1,126,685)	2,389,020	673,647	5,629,517

Other income (expense):
Other income	109,980	—	110,357	—
Bargain purchase gain related to Omega acquisition	92,635	—	6,573,686	—
Other expense	—	(3,949)	(10,866)	(31,690)
Interest expense	(947,325)	(95,488)	(1,680,371)	(314,627)
Total other income (expense)	(744,710)	(99,437)	4,992,806	(346,317)

Income (loss) before income tax	(1,871,395)	2,289,583	5,666,453	5,283,200

Income tax benefit (expense)	(57,975)	40,211	(57,975)	21,460

Net income (loss)	$(1,929,370)	$2,329,794	$5,608,478	$5,304,660

Net loss attributable to non-controlling interest	$—	$—	$325,399	$—

Net income (loss) attributable to Vertex Energy, Inc.	$(1,929,370)	$2,329,794	$5,933,877	$5,304,660

Earnings (loss) per common share
Basic	$(0.08)	$0.13	$0.26	$0.30
Diluted	$(0.08)	$0.12	$0.24	$0.27

Shares used in computing earnings per share
Basic	25,151,660	17,715,786	23,077,914	17,402,501
Diluted	25,151,660	19,997,257	24,825,326	19,766,263

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
	Nine Months Ended
	September 30, 2014	September 30, 2013
Cash flows from operating activities
Net income	$5,608,478	$5,304,660
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation expense	173,979	123,571
Depreciation and amortization	2,981,393	1,615,657
Gain on acquisition	(6,573,686)	—
Deferred federal income tax	—	(144,000)
Reduction of contingent liability	(1,876,752)	(1,850,000)
Changes in operating assets and liabilities
Accounts receivable	(9,731,011)	(794,821)
Allowance for doubtful accounts	(230,000)	—
Notes receivable-related party	(3,150,000)	—
Inventory	(6,269,253)	(2,338,000)
Prepaid expenses	(1,348,935)	(78,925)
Accounts payable	8,962,991	3,516,056
Other assets	(81,450)	—
Net cash provided by (used in) operating activities	(11,534,246)	5,354,198

Cash flows from investing activities
Acquisition of Omega	(30,164,464)	(67,972)
Refund of asset acquisition	—	675,558
Purchase of fixed assets	(4,227,056)	(1,671,295)
Net cash used in investing activities	(34,391,520)	(1,063,709)

Cash flows from financing activities
Line of credit payments, net	—	(3,250,000)
Proceeds related to secondary stock offering	15,803,000	—
Payments on contingent consideration	(136,662)	—
Proceeds from note payable	41,372,315	—
Payments on note payable	(10,469,474)	(1,372,453)
Debt issue cost	(2,452,157)	—
Proceeds from exercise of common stock options and warrants	359,862	55,250
Net cash provided by (used in) financing activities	44,476,884	(4,567,203)

Net change in cash and cash equivalents	(1,448,882)	(276,714)

Cash and cash equivalents at beginning of the period	2,678,628	807,940

Cash and cash equivalents at end of period	$1,229,746	$531,226

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,600,117	$323,956
Cash paid for income taxes	$80,158	$122,001

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$689	$189
Note payable for acquisition of E-Source interest	$854,050	$—
Additional paid in capital for acquisition of E-Source interest	$1,790,745	$—

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex purchases these streams from an established network of local and regional collectors and generators. Vertex also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology. Based in Houston, Texas, Vertex also has offices in Georgia, Chicago, and California. More information on Vertex can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Contacts

Porter, LeVay & Rose, Inc.

Marlon Nurse, DM, 212-564-4700

SVP – Investor Relations